UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	The employment of Michael S. Churchill as Vice President and Controller (Principal Accounting Officer) of Redwood Trust, Inc. (the “Company”) has been terminated, effective September 1, 2004. Mr. Churchill’s departure from the Company is not related to any disagreement on any matter of accounting principles or practices or financial statement disclosure. The Company intends to begin a search for a replacement for Mr. Churchill. In the interim, Mr. Churchill’s duties will be performed by Harold F. Zagunis, age 46, who has served as a Vice President of the Company since 1995 and as Chief Financial Officer and Secretary of the Company since 1999. From 1999 until 2003, Mr. Zagunis was also Controller (Principal Accounting Officer) of the Company. Prior to joining the Company, from 1986 to 1995, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan real estate development interests. Mr. Zagunis holds a B.A. degree in Mathematics and Economics from Willamette University and an M.B.A. degree from Stanford University Graduate School of Business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2004	REDWOOD TRUST, INC.

	By:	/s/ Harold F. Zagunis Harold F. Zagunis Vice President, Chief Financial Officer and Secretary